Exhibit 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Old Second Bancorp, Inc. of our report dated January 17, 1996, included in the 1995 Annual Report to Shareholders of Old Second Bancorp, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87722) pertaining to the Old Second Bancorp, Inc.
Long-Term Incentive Plan of our report dated January 17, 1996, with respect to the consolidated financial statements of Old Second Bancorp, Inc. incorporated by reference in the Annual Proxy (Form 10-K) for the year ended December 31, 1995.



 /s/ Ernst & Young LLP


Chicago, Illinois
March 22, 1996

                                               Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Old Second Bancorp, Inc. on Form S-8 (File No. 33-87722) of our report, dated January 13, 1995, on our audits of the consolidated financial statements of Old Second Bancorp, Inc. as of December 31, 1994 and for each of the two years in the period ended December 31, 1994 prior to the restatement for the 1995 pooling-of-interest, which report is incorporated by reference in this Annual Report on Form 10-K.



                                     /s/ Coopers & Lybrand, LLP
                                     Coopers & Lybrand LLP

Chicago, Illinois
March 18, 1996


                             Page 57